Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-249726, 333-249725, 333-215218, 333-168419, 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375, 333-29899 and 333-04808 of ADTRAN Holdings, Inc. on Form S-8 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of ADTRAN, Inc. 401(k) Retirement Plan for the year ended December 31, 2024.

/s/ Warren Averett, LLC
Huntsville, Alabama
June 30, 2025